As filed with the U.S. Securities and Exchange Commission on May 14, 2024.

Registration No. 333-278914

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Universe Pharmaceuticals INC

(Exact name of registrant as specified in its charter)

Cayman Islands	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

265 Jingjiu Avenue

Jinggangshan Economic and Technological Development Zone

Ji’an, Jiangxi, China 343100
+86-0796-8403309

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

(212) 947-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Ying Li, Esq.

Guillaume de Sampigny, Esq.

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

(212) 530-2206

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.	☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 14, 2024

Up to 20,000,000 Ordinary Shares

Universe Pharmaceuticals INC

This prospectus relates to the offer and sale of up to an aggregate of 20,000,000 ordinary shares, par value US$0.01875 per share (the “ordinary shares”), of Universe Pharmaceuticals INC (the “Company”) at an offering price of US$1.25 per share. This is a best efforts self-underwritten public offering. Our ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “UPC.” On May 13, 2024, the last reported sale price of our ordinary shares on Nasdaq was US$2.335 per share. The recent market price used throughout this prospectus may not be indicative of the actual offering price. We expect to close the offering on or about June 15, 2024. This offering will be terminated by September 30, 2024, provided that the closing(s) of the offering for all of the ordinary shares registered hereby have not occurred by such date, and may not be extended.

Because there is no minimum offering amount required as a condition to close this offering, we may sell fewer than all of the ordinary shares offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of ordinary shares sufficient to pursue the business goals outlined in this prospectus. Because there is no minimum offering amount, investors could be in a position where they have invested in our company, but we are unable to fulfill our objectives due to a lack of interest in this offering. Also, any proceeds from the sale of ordinary shares offered by us will be available for our immediate use, despite uncertainty about whether we would be able to use such funds to effectively implement our business plan. See “Risk Factors” in this prospectus and “Item 3. Key Information — D. Risk Factors” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023 for more information.

This prospectus refers to (i) Universe Pharmaceuticals INC, the Cayman Islands holding company, as “we”, “our”, “us”, or the “Company”, (ii) the Company’s subsidiaries, as “our subsidiaries,” (iii) Jiangxi Universe Pharmaceuticals Co., Ltd., the Company’s indirect wholly owned subsidiary in China (“Jiangxi Universe”) and its subsidiaries, which are domiciled in China and conducting business operations in China, as our or the “PRC operating entities.” The Company does not conduct any operations.

We are a Cayman Islands holding company with no operations of our own and not a PRC operating company. Our operations are conducted in China by the PRC operating entities. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the ultimate Cayman Islands holding company. Therefore, you will not directly hold any equity interests in our operating companies. The Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For risks facing our Company as a result of our organizational structure and doing business in China, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023. We directly hold 100% equity interests in our subsidiaries, and we do not currently use a variable interest entity (“VIE”) structure.

We face legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. The Chinese government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could materially adversely affect our business and results of operations. These risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In particular, recent statements and regulatory actions by China’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, as well as the PCAOB’s ability to inspect our auditors, may impact our Company’s ability to conduct our business, accept foreign investments, or be listed on a U.S. or other foreign stock exchange. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the ordinary shares to significantly decline in value or become worthless” and “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ordinary shares, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ordinary shares to significantly decline in value or become worthless” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor have any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, AllBright Law Offices (Fuzhou), we are not subject to cybersecurity review by the Cyberspace Administration of China, or the CAC, since we currently do not possess any personal information of users in our business operations, it is unlikely for us to have over one million users’ personal information and we do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”) and five supporting guidelines (collectively, the “Overseas Listings Rules”), which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges, and the overseas issuance and listing of such enterprises will be completed by September 30, 2023. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, AllBright Law Offices (Fuzhou), as this offering constitutes a consequent offering by us, we are required to file with the CSRC in accordance with the Trial Measures within three days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our ordinary shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information—Risk Factors—Risks Relating to Doing Business in China— The approval and/or other requirements of the China Securities Regulatory Commission, or the CSRC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

If we do not receive or maintain any required approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 3. Key Information—Risk Factors—Risks Relating to Doing Business in China—Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

In addition, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022 and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, YCM CPA INC., is headquartered in California and has been inspected by the PCAOB. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ordinary shares may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors. The delisting or the cessation of trading of our ordinary shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has not been inspected by the PCAOB, but according to our auditor, it will be inspected by the PCAOB on a regular basis” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

Our Cayman Islands holding company has not declared or paid dividends or made any distributions to our shareholders in the past, nor were any dividends or distributions made by a subsidiary to the Cayman Islands holding company. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. We intend to keep any future earnings to finance the expansion of our business, and we do not have any current plan to declare or pay any dividends on our ordinary shares in the foreseeable future. See “Item 3. Key Information — D. Risk Factors — Risks Related to Our Ordinary Shares—We currently do not expect to pay dividends on our ordinary shares in the foreseeable future” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023. If we determine to pay dividends on any of our ordinary shares in the future, as a holding company, we will rely on payments from subsidiaries of Jiangxi Universe to Jiangxi Universe, and from Jiangxi Universe to Universe Technology, and the distribution of such payments to Universe HK, and then to our Company.

Subject to certain contractual, legal and regulatory restrictions, and our internal cash management policy, cash and capital contributions may be transferred among our Cayman Islands holding company and our subsidiaries. If needed, our Cayman Islands holding company can transfer cash to our PRC subsidiaries through loans and/or capital contributions, and our PRC subsidiaries can transfer cash to our Cayman Islands holding company through issuing dividends or other distributions. Our finance department supervises cash management, following the instructions of our management. Our finance department is responsible for establishing our cash operation plan and coordinating cash management matters among our subsidiaries and departments. Each subsidiary and department initiate a cash request by putting forward a cash demand plan, which explains the specific amount and timing of cash requested, and submitting it to our finance department. The finance department reviews the cash demand plan and prepares a summary for the management of our Company. Management examines and approves the allocation of cash based on the sources of cash and the priorities of the needs. Other than the above, we currently do not have other cash management policies or procedures that dictate how funds are transferred. Cash flows have occurred between our Cayman Islands holding company and our subsidiaries. From October 1, 2023 to the date of this prospectus, the Cayman Islands holding company did not receive cash transfer from its subsidiaries. For the year ended September 30, 2023 and 2022, the Cayman Islands holding company received cash in the amount of $127,827 and $303,746 from its subsidiary in Hong Kong for the payment of directors’ compensation and professional service fees, respectively. The Cayman Islands holding company has not received cash transfer from its subsidiaries for the year ended September 30, 2021. There was no distribution of earnings by our PRC subsidiaries to the Cayman Islands holding company during the years ended September 30, 2021, 2022 and 2023, and from October 1, 2023 to the date of this prospectus. In the fiscal year ended September 30, 2021, our Company transferred the net proceeds from its initial public offering, through Universe HK and Universe Technology, to Jiangxi Universe and its subsidiaries, in the amount of $6,807,507, to be used for general corporate purposes. In the years ended September 30, 2022 and 2023, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. From October 1, 2023 to the date of this prospectus, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. See also “Dividend Policy” in this prospectus and our audited consolidated financial statements for the fiscal years ended September 30, 2023, 2022, and 2021 incorporated by reference into this prospectus.

Cash transfers from our Cayman Islands holding company are subject to applicable PRC laws and regulations on loans and direct investment. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Universe HK.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Universe HK only out of their respective accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Universe HK may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Universe HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation.”

In order for us to pay dividends to our shareholders, we will rely on payments made from Universe Technology’s subsidiary, Jiangxi Universe, to Universe Technology and from Universe Technology to Universe HK and then to our Company. According to the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if Jiangxi Universe or its subsidiary or branches incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Universe HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Universe HK intends to apply for the tax resident certificate if and when Universe Technology plans to declare and pay dividends to Universe HK. See “Item 3. Key Information—D. Risk Factors— There are significant uncertainties under the Enterprise Income Tax Law, or the EIT Law, relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets. See “Item 3. Key Information—D. Risk Factors — Risks Related to Doing Business in China — To the extent cash and assets of in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

We are an “emerging growth company” and a “foreign private issuer”, each as defined under federal securities laws, as amended, and, as such, will be subject to reduced public company reporting requirements.

Investing in our ordinary shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 13 of this prospectus to read about factors you should consider before buying our ordinary shares.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us.

The date of this prospectus is               , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information.”

You should rely only on the information that is contained in this prospectus or that is incorporated by reference into this prospectus. We have not authorized anyone to provide you with information that is in addition to or different from what is contained in, or incorporated by reference into, this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not offering to sell or solicit any securities other than the ordinary shares offered by this prospectus. In addition, we are not offering to sell or solicit any securities to or from any person in any jurisdiction where it is unlawful to make this offer to or solicit an offer from a person in that jurisdiction. The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Our financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

ii

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“China” or the “PRC” are to the People’s Republic of China, including the special administrative regions of Hong Kong and Macau and excluding Taiwan for the purposes of this prospectus only;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

●	“fiscal year” are to the period from October 1 to September 30 of the next calendar year;

●	“Jiangxi Universe” are to Jiangxi Universe Pharmaceuticals Co., Ltd., a limited liability company organized under the laws of the PRC, which is wholly owned by Universe Technology (as defined below) and an indirect wholly owned subsidiary of the Company;

●	“PRC operating entities” are to Jiangxi Universe and its subsidiaries;

●	“RMB” and Renminbi” are to the legal currency of China;

●	“shares” or “ordinary shares” are to the ordinary shares of the Company, par value $0.01875 per share;

●	“SEC” are to the U.S. Securities Exchange Commission;

●	“Securities Act” are to the Securities Act of 1933, as amended;

●	“TCM” are to traditional Chinese medicine;

●	“TCMD” are to traditional Chinese medicine derivatives;

●	“Universe Hanhe” are to Guangzhou Universe Hanhe Medical Research Co., Ltd., a PRC formed on May 12, 2021, a wholly-owned subsidiary of Jiangxi Universe;

●	“Universe HK” are to the Company’s wholly owned subsidiary, Universe Pharmaceuticals Group (International) Limited, a company incorporated in Hong Kong;

●	“Universe Technology” are to Jiangxi Universe Pharmaceuticals Technology Co., Ltd., a limited liability company organized under the laws of the PRC, and is wholly owned by Universe HK;

●	“Universe Trade” are to Jiangxi Universe Pharmaceuticals Trade Co., Ltd., a PRC company formed in 2010, a wholly-owned subsidiary of Jiangxi Universe;

●	“US$,” “U.S. dollars,” “$” and “dollars” are to the legal currency of the United States; and

●	“we,” “us,” “our Company,” or the “Company”, are to one or more of Universe Pharmaceuticals INC, an exempted company incorporated and registered in the Cayman Islands with limited liability.

iii

PROSPECTUS SUMMARY

The summary highlights, and should be read in conjunction with, the more detailed information contained elsewhere in this prospectus and the documents incorporated therein by reference. You should read carefully the entire documents, including our financial statements and related notes, to understand our business, the ordinary shares, and the other considerations that are important to your decision to invest in our securities. You should pay special attention to the “Risk Factors” section of this prospectus.

Overview

We are an offshore holding company incorporated in the Cayman Islands. As a holding company with no operations of our own, our operations are conducted in China through our wholly owned indirect PRC subsidiary, Jiangxi Universe, and its subsidiaries. This is an offering of securities of the offshore holding company in the Cayman Islands, instead of securities of the operating entities in China. Investors in our securities are not purchasing equity interests in our subsidiaries but instead are purchasing equity interests in the ultimate Cayman Islands holding company. Therefore, you will not directly hold any equity interests in the operating entities. The Chinese regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. For risks facing our Company and this offering as a result of our organizational structure, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

The following diagram illustrates our corporate structure as of the date of this prospectus.

We are subject to certain legal and operational risks associated with having the majority of our operations in China, which could significantly limit or completely hinder our ability to offer securities to investors and cause the value of our securities to significantly decline or be worthless. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—The PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the ordinary shares to significantly decline in value or become worthless” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023. Recently, the PRC government adopted a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Permissions Required from PRC Authorities

As of the date of this prospectus, we and our subsidiaries have not been involved in any investigations on cybersecurity review initiated by any PRC regulatory authority, nor has any of them received any inquiry, notice, or sanction. As confirmed by our PRC counsel, AllBright Law Offices (Fuzhou), we are not subject to cybersecurity review by the CAC, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures. We are not subject to network data security review by the CAC if the Security Administration Draft is enacted as proposed, because we currently do not have over one million users’ personal information, we do not collect data that affect or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affect or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft. See “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

On February 17, 2023, the CSRC issued the Overseas Listings Rules, which became effective on March 31, 2023. These rules propose to establish a new filing-based regime to regulate overseas offerings and listings by Chinese domestic companies. Under the Overseas Listings Rules, Chinese domestic companies conducting overseas securities offering and listing activities, either in direct or indirect form, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offering or listing application. Since the date of effectiveness of the Trial Measures, the domestic enterprises otherwise subject to filing that have been listed overseas or met the following circumstances are considered existing enterprises: the application of such enterprises for indirect overseas securities issuance and listing has been approved by the applicable overseas regulators or overseas stock exchanges (e.g., an applicable registration statement has been declared effective by the SEC) before the effectiveness of the Trial Measures, and are not required to re-perform issuance and listing supervision procedures with the overseas regulators or overseas stock exchanges, and the overseas issuance and listing of such enterprises will be completed by September 30, 2023. Existing enterprises are not required to file immediately, and filing should be made as required if they conduct refinancing activities or other matters requiring filings in the future. In the opinion of our PRC legal counsel, AllBright Law Offices (Fuzhou), as this offering constitutes a consequent offering by us, we are required to file with the CSRC in accordance with the Trial Measures within three days after this offering is completed. We cannot assure you that we can complete the required filing procedures with the CSRC or any other approvals or complete other compliance procedures in a timely manner, or at all, or that any completion of filing or approval or other compliance procedures would not be rescinded. Any such failure would subject us to sanctions by the CSRC or other PRC regulatory authorities. These regulatory authorities may impose restrictions and penalties on the operations in China, significantly limit or completely hinder our ability to launch any new offering of our securities, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from future capital raising activities into China, or take other actions that could materially and adversely affect our business, results of operations, financial condition and prospects, as well as the trading price of our ordinary shares. Furthermore, the PRC government authorities may further strengthen oversight and control over listings and offerings that are conducted overseas. Any such action may adversely affect our operations and significantly limit or completely hinder our ability to offer or continue to offer securities to you and cause the value of such securities to significantly decline or be worthless. See “Item 3. Key Information—Risk Factors—Risks Relating to Doing Business in China— The approval and/or other requirements of the China Securities Regulatory Commission, or the CSRC, or other PRC governmental authorities may be required in connection with an offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

If we do not receive or maintain any required approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to an investigation by competent regulators, fines or penalties, ordered to suspend our relevant business and rectify, prohibited from engaging in relevant business, or subject to an order prohibiting us from conducting an offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 3. Key Information—Risk Factors—Risks Relating to Doing Business in China—Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

HFCA Act

In addition, trading in our securities may be prohibited under the HFCA Act if the PCAOB determines that it cannot inspect the workpapers prepared by our auditor, and that as a result an exchange may determine to delist our securities. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was signed into law as part of the fiscal year 2023 omnibus spending legislation on December 29, 2022, and reduced the period of time for foreign companies to comply with PCAOB audits to two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On December 16, 2021, the PCAOB issued a report on its determination that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions. Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the U.S. and a firm registered with the PCAOB, is subject to laws in the U.S., pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor, YCM CPA INC., is headquartered in California and has been inspected by the PCAOB. Our auditor is not subject to the determination issued by the PCAOB on December 16, 2021. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. See “Item 3. Key Information — D. Risk Factors — Risks Related to Doing Business in China — Our ordinary shares may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors. The delisting or the cessation of trading of our ordinary shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has not been inspected by the PCAOB, but according to our auditor, it will be inspected by the PCAOB on a regular basis” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

Dividends or Distributions Made to Our Company and U.S. Investors and Tax Consequences

Cash flows have occurred between our Cayman Islands holding company and our subsidiaries. From October 1, 2023 to the date of this prospectus, the Cayman Islands holding company did not receive cash transfer from its subsidiaries. For the years ended September 30, 2023 and 2022, the Cayman Islands holding company received cash in the amount of $127,827 and $303,746 from its subsidiary in Hong Kong for the payment of directors’ compensation and professional service fees, respectively. The Cayman Islands holding company has not received cash transfer from its subsidiaries for the year ended September 30, 2021. There was no distribution of earnings by our PRC subsidiaries to the Cayman Islands holding company during the years ended September 30, 2021, 2022 and 2023, and from October 1, 2023 to the date of this prospectus. In the fiscal year ended September 30, 2021, our Company transferred the net proceeds from its initial public offering, through Universe HK and Universe Technology, to Jiangxi Universe and its subsidiaries, in the amount of $6,807,507, to be used for general corporate purposes. In the years ended September 30, 2022 and 2023, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. From October 1, 2023 to the date of this prospectus, there was no cash transferred from the Cayman Islands holding company to its PRC subsidiaries. See also “Dividend Policy” in this prospectus and our audited consolidated financial statements for the fiscal years ended September 30, 2023, 2022, and 2021.

As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to Universe Pharmaceuticals INC and Universe Pharmaceuticals INC has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Subject to the PFIC rules, the gross amount of distributions we make to investors with respect to our ordinary shares (including the amount of any taxes withheld therefrom) will be taxable as a dividend, to the extent that the distribution is paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

Our board of directors has discretion on whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that the company may only pay dividends out of profits or share premium, and provided always that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if we decide to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We are an exempted company with limited liability incorporated and registered in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us, and as a holding company, we will be dependent on receipt of funds from our Hong Kong subsidiary, Universe HK.

Current PRC regulations permit our indirect PRC subsidiaries to pay dividends to Universe HK only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in complying with the administrative requirements necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries and affiliates in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenue from our operations, we may be unable to pay dividends on our ordinary shares.

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. Universe HK may be considered a non-resident enterprise for tax purposes, so that any dividends our PRC subsidiaries pay to Universe HK may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. See “Item 10. Additional Information—E. Taxation—People’s Republic of China Taxation.” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

In order for us to pay dividends to our shareholders, we will rely on payments made from Universe Technology’s subsidiary, Jiangxi Universe, to Universe Technology and from Universe Technology to Universe HK and then to our Company. According to the EIT Law, such payments from subsidiaries to parent companies in China are subject to the PRC enterprise income tax at a rate of 25%. In addition, if Jiangxi Universe or its subsidiary or branches incur debt on their own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Pursuant to the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. The 5% withholding tax rate, however, does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong project must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends paid by our PRC subsidiaries to its immediate holding company, Universe HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Universe HK intends to apply for the tax resident certificate if and when Universe Technology plan to declare and pay dividends to Universe HK. See “Item 3. Key Information—D. Risk Factors— There are significant uncertainties under the Enterprise Income Tax Law, or the EIT Law, relating to the withholding tax liabilities of our PRC subsidiaries, and dividends payable by our PRC subsidiaries to our offshore subsidiaries may not qualify to enjoy certain treaty benefits” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

To the extent cash is located in the PRC or within a PRC domiciled entity and may need to be used to fund operations outside of the PRC, the funds may not be available due to limitations placed on us and our subsidiaries by the PRC government. To the extent cash in and assets of the business is in the PRC or a PRC entity, the funds and assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and assets. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash and assets of in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets.”

Our Company

TCM is a comprehensive form of healthcare that has been widely adopted in China for more than 23 centuries. TCM rests upon the assumption that the human body is an ecosystem, embodying the fusion of Shen (psyche), Essence (soma), Qi, Moisture (body fluids), and Blood (tissue). Health in the context of TCM is more than just the absence of diseases, but to identify imbalance in human body and restore harmony. TCM is not only intended to cure diseases but to enhance the capacity for fulfillment, happiness and general well-being of people.

Through the PRC operating entities, we are a pharmaceutical company based in Jiangxi, China, specializing in the manufacturing, marketing, sales and distribution of TCMD products targeting the elderly with the goal of addressing their physical conditions in the aging process and to promote their general well-being. The PRC operating entities have registered and obtained approval for 26 varieties of TCMD products from the National Medical Products Administration (the “NMPA”), and we currently produce 13 varieties of TCMD products, which are sold in approximately 261 cities of 30 provinces in China. In addition, through our subsidiary Universe Trade, we sell not only our own TCMD products, but also biomedical drugs medical instruments, Traditional Chinese Medicine Pieces (“TCMPs”), and dietary supplements manufactured by third-party pharmaceutical companies.

Products manufactured by us. The 13 TCMD products currently manufactured by us fall into two categories: (1) treatment and relief for common chronic health conditions in the elderly designed to achieve physical wellness and longevity (“chronic condition treatments”), and (2) cold and flu medications.

●	Chronic condition treatments: Guben Yanling Pill, Shenrong Weisheng Pill, Quanlu Pill, Yangxue Danggui Syrup, Wuzi Yanzong Oral Liquid, Fengtong Medicinal Liquor, Shenrong Medicinal Liquor, Qishe Medicinal Liquor, Fengshitong Medicinal Liquor, and Shiquan Dabu Medicinal Liquor.

●	Cold and flu medicines: Paracetamol Granule for Children, Isatis Root Granule and Qiangli Pipa Syrup.

As people age, they have an increasing risk of developing chronic health conditions. According to a report published by the Chinese Center for Disease Control and Prevention in March 2019, 75.8% of seniors have at least one chronic health condition, and 35.1% of them have two or more. According to the “Blue Book of Elderly Health (2020-2021)” released in December 2021 by the Chinese Academy of Medical Sciences, the School of Public Health of Peking Union Medical College and the Social Sciences Literature Publishing House, the prevalence of hypertension, diabetes and hypercholesterolemia in Chinese residents aged 60 and above is 58.3%, 19.4% and 10.5%, respectively, and more than 3/4 of the residents have multiple disease coexistence, and with the increase of age, the prevalence of chronic diseases increases. Some of the most common chronic diseases in the elderly include arthritis, chronic kidney disease, fatigue, and low back pain. The PRC operating entities’ products under the category of chronic condition treatments are designed to address some of the aforementioned diseases. The PRC operating entities’ cold and flu medicines, on the other hand, include products designed to treat and relieve symptoms of respiratory illnesses caused by bacteria and viruses.

The PRC operating entities’ third-party products. Through our subsidiary, Universe Trade, we also distribute and sell products manufactured by third-party producers, including biomedical drugs, medical instruments, TCMPs and dietary supplements. For the years ended September 30, 2023, 2022 and 2021, we distributed around 2,239, 2,785 and 2,766 types of third-party products, respectively.

The PRC operating entities’ Customers. The PRC operating entities’ major customers are pharmaceutical distributors, hospitals, clinics and drugstore chains, primarily located in Jiangxi Province, Jiangsu Province, Guangdong Province, Hubei Province, Fujian Province, Guangxi Province and Shandong Province, and 23 other provinces in China.

The PRC operating entities’ customer base decreased slightly from 2,708 as of September 30, 2021 to 2,651 as of September 30, 2022, and further decreased to 2,541 as of September 30, 2023. The revenues from selling the PRC operating entities’ own products decreased from $29,559,286 for the fiscal year ended September 30, 2021 to $23,988,177 for the fiscal year ended September 30, 2022 due to our inability to timely fulfill the orders of our customer in 2022 due to the resurgence of COVID-19 cases in China, and further decreased to $18,572,658 for the fiscal year ended September 30, 2023, as we changed our pricing strategy and decreased selling price of our TCMD products to increase sales volume and market share. The revenues from distributing and selling third-party products decreased from $18,422,745 for the fiscal year ended September 30, 2021 to $16,154,974 in the fiscal year ended September 30, 2022 due to a decrease in the weighted average selling price caused by a change in product mix, and further decreased to $13,736,077 for the fiscal year ended September 30, 2023 due to decreased sales volume and negative impact from foreign currency fluctuation. Our net income was $11,319,952 for the fiscal year ended September 30, 2021, net loss was $8,736,566 for the fiscal year ended September 30, 2022 due to a decrease in our revenue and increase in our selling expense, and our net loss was $6,163,061 for the fiscal year ended September 30, 2023 due to the decrease in our revenue and increase in cost of revenue.

Summary of Risk Factors

Investing in our securities involves significant risks. You should carefully consider all of the information and the risks and uncertainties summarized below, the risks described under “Item 3. Key Information—D. Risk Factors” that appears in our annual report on Form 20-F for the fiscal year ended September 30, 2023, which is incorporated by reference herein, the “Risk Factors” section beginning on page 13 of this prospectus, and the risk factors contained in any applicable prospectus supplement or in the other documents that are filed after the date hereof and incorporated by reference in this prospectus before making an investment in our securities. Below is a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” that appears in our annual report on Form 20-F for the fiscal year ended September 30, 2023, which is incorporated by reference herein.

Risks Related to Our Business and Industry (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” in our annual report on Form 20-F for the fiscal year ended September 30, 2023, which is incorporated by reference herein)

Risks and uncertainties related to our business include, but are not limited to, the following:

●	price increases in raw materials and sourced products could harm our financial results;

●	high quality materials for our products may be difficult to obtain or substantially increase our production costs;

●	we are exposed to a number of risks related to our supply chain for the materials required to manufacture our products which could adversely affect our business operations and future development;

●	we operate in a highly competitive industry. Our failure to compete effectively could adversely affect our market share, revenues and growth prospects;

●	high quality materials for our products may be difficult to obtain or substantially increase our production costs;

●	our future success depends in part on our ability to increase our production capacity, and we may not able to do so in a cost-effective manner. We have engaged a third-party sub-contractor to build manufacturing facilities and an office building for us, and we may encounter challenges relating to the construction, management and operation of such facilities;

●	we are subject to evolving regulatory requirements, non-compliance with which, or changes in which, may adversely affect our business and prospects; and

●	if we fail to maintain or renew requisite licenses, permits, registrations and filings applicable to our business operations, or fail to obtain additional licenses, permits, registrations or filings that become necessary as a result of new enactment or promulgation of government policies, laws or regulations or the expansion of our business, our business and results of operations may be materially and adversely affected.

Risks Related to Doing Business in China (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China” in our annual report on Form 20-F for the fiscal year ended September 30, 2023, which is incorporated by reference herein)

We face risks and uncertainties relating to doing business in the PRC in general, including, but not limited to, the following:

●	the PRC government has significant authority to intervene or influence the China operations of an offshore holding company, such as ours, at any time. The PRC government may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers. If the PRC government exerts more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers and we were to be subject to such oversight and control, it may result in a material adverse change to our business operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the ordinary shares to significantly decline in value or become worthless. See page 15 of our annual report on Form 20-F for the fiscal year ended September 30, 2023;

●	uncertainties arising from the legal system in China, including uncertainties regarding the interpretation and enforcement of PRC laws and the possibility that regulations and rules can change quickly with little advance notice, could hinder our ability to offer or continue to offer the ordinary shares, result in a material adverse change to our business operations, and damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause the ordinary shares to significantly decline in value or become worthless. See page 15 of our annual report on Form 20-F for the fiscal year ended September 30, 2023;

●	our ordinary shares may be delisted or prohibited from being traded over-the-counter under the Holding Foreign Companies Accountable Act, if the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors. The delisting or the cessation of trading of our ordinary shares, or the threat of their being delisted or prohibited from being traded, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections would deprive our investors with the benefits of such inspections. Our auditor has not been inspected by the PCAOB, but according to our auditor, it will be inspected by the PCAOB on a regular basis. See pages 15 and 16 of our annual report on Form 20-F for the fiscal year ended September 30, 2023;

●	failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations. See pages 16 and 17 of our annual report on Form 20-F for the fiscal year ended September 30, 2023;

●	the approval and/or other requirements of the China Securities Regulatory Commission, or the CSRC, or other PRC governmental authorities will be required in connection with this offering under PRC rules, regulations or policies, and, if required, we cannot predict whether or how soon we will be able to obtain such approval. See pages 18 and 19 of our annual report on Form 20-F for the fiscal year ended September 30, 2023;

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from our offerings and/or other financing activities to make loans or additional capital contributions to our PRC operating subsidiaries. See page 20 of our annual report on Form 20-F for the fiscal year ended September 30, 2023;

●	adverse changes in political, economic and social conditions, as well as government policies in China could have a material adverse effect on our business results of operations, financial conditions and prospects. See page 21 of our annual report on Form 20-F for the fiscal year ended September 30, 2023;

●	changes to the PRC legal system could have an adverse effect on us. See page 21 of our annual report on Form 20-F for the fiscal year ended September 30, 2023;

●	recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering. See “Risk Factors—Risks Related to Doing Business in China—Recent greater oversight by the Cyberspace Administration of China over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 18 of our annual report on Form 20-F for the fiscal year ended September 30, 2023; and

●	to the extent cash and assets of in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets. See “Risk Factors—Risks Related to Doing Business in China—To the extent cash and assets of in the business is in the PRC or a PRC entity, the funds may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on the ability of our Company or our subsidiaries by the PRC government to transfer cash and assets” on pages 23 and 24 of our annual report on Form 20-F for the fiscal year ended September 30, 2023.

Risks Relating to Our Ordinary Shares and the Trading Market (for a more detailed discussion, see “Item 3. Key Information—D. Risk Factors—Risks Relating to Our Ordinary Shares” in our annual report on Form 20-F for the fiscal year ended September 30, 2023, which is incorporated by reference herein)

In addition to the risks described above, we are subject to general risks and uncertainties relating to our ordinary shares and the trading market, including, but not limited to, the following:

●	Our share price has recently declined substantially, and our ordinary shares could be delisted from the Nasdaq or trading could be suspended;

●	we may issue additional ordinary shares or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of our ordinary shares; and

●	we are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies;

●	as a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders; and

●	as a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

Risks Relating to this Offering (for a more detailed discussion, see page 13 of this prospectus)

●	we are selling this offering without an underwriter and may be unable to sell any shares;

●	the sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price;

●	Because our the offering price of the shares offered hereby is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution; and

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	were not required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our ordinary shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the Cayman Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions.

The Offering

Ordinary Shares Outstanding Before this Offering	3,645,974 ordinary shares

Ordinary Shares Offered By Us	Up to 20,000,000 ordinary shares

Ordinary Shares Outstanding After This Offering	Up to 23,645,974 ordinary shares

Price per Ordinary Share	US$1.25 per ordinary share

Best Efforts

We are offering the ordinary shares on a best-efforts basis.

No minimum offering amount is required as a condition to closing this offering. We intend to complete one closing of this offering, but may undertake one or more closings on a rolling basis. We expect to close the offering on June 15, 2024. This offering will be terminated by September 30, 2024, provided that the closing(s) of the offering for all of the ordinary shares registered hereby have not occurred by such date, and may not be extended.

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13 of this prospectus and in the other documents incorporated by reference into this prospectus.

Listing	Our ordinary shares are listed on Nasdaq under the symbol “UPC.”

RISK FACTORS

An investment in our securities involves significant risk. Before making an investment in our securities, you should carefully consider the risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023 on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors, which augment the risk factors set forth in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to This Offering

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our management, including Mr. Gang Lai, our chief executive officer and chairperson of the board of directors, and Ms. Lin Yang, our chief financial officer, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that this offering will be successful.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we had 3,645,974 ordinary shares outstanding. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act. Assuming that 20,000,000 ordinary shares are offered and sold in this offering, there will be 23,645,974 ordinary shares outstanding immediately after this offering. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Because the offering price of the shares offered hereby is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase the ordinary shares in this offering, you will pay more for your ordinary shares than the amount paid by our existing shareholders for their ordinary shares on a per share basis. As a result, you will experience immediate and substantial dilution of US$1.46 per share, representing the difference between the public offering price of US$1.25 per ordinary share and our adjusted net tangible book value per ordinary share as of September 30, 2023, after giving effect to our sale of the 20,000,000 ordinary shares offered in this offering. In addition, you may experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options. See “Dilution” for a more complete description of how the value of your investment in the ordinary shares will be diluted upon completion of this offering.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

To the extent we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our public offering in a manner that does not produce income or that loses value.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and our SEC filings that are incorporated by reference into this prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Many of the forward- looking statements contained in this prospectus can be identified by the use of forward-looking words such as “anticipate,” “believe,” “could,” “expect,” “should,” “plan,” “intend,” “estimate,” and “potential,” among others.

Forward-looking statements appear in a number of places in this prospectus and our SEC filings that are incorporated by reference into this prospectus. These forward-looking statements include, but are not limited to, statements regarding our intent, belief, or current expectations. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to of various factors, including, but not limited to, those identified under the section entitled “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended September 30, 2023, and the section entitled “Risk Factors” of this prospectus. These risks and uncertainties include factors relating to:

●	our goals and growth strategies;

●	our future prospects and market acceptance of our TCMD products and other medical products;

●	our future business development, results of operations, and financial condition;

●	expected changes in our revenue, costs or expenditures;

●	our plans to diversify and improve the functionality and efficacy of our products;

●	our ability to retain and increase our existing customers;

●	our expectations regarding the demand for, and market acceptance of, our products and our brands;

●	relevant government policies and regulations relating to our business and industry;

●	general economic and business condition in the markets where we operate;

●	growth and competition in the Chinese patent medicine industry;

●	our proposed use of proceeds from this offering;

●	assumptions underlying or related to any of the foregoing;

●	the future development of the COVID-19 pandemic and its continued impact on our business and industry;

●	legislative and regulatory developments related to U.S.-listed China-based companies due to lack of PCAOB inspection;

●	other factors that may affect our financial condition, liquidity, and results of operations; and

●	other risk factors discussed under “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended September 30, 2023.

Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events, except as, and to the extent required by, applicable securities laws.

USE OF PROCEEDS

We expect to receive approximately US$24,625,000 in net proceeds in the aggregate from this offering, after deducting the estimated offering expenses payable by us and based upon an assumed offering price of US$1.25 per ordinary share. A $1.00 increase (decrease) in the assumed public offering price of US$1.25 per share, would increase (decrease) the net proceeds to us from this offering by approximately US$20,000,000, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same. A 10,000 increase (decrease) in the number of shares offered by us, as set forth on the cover page of this prospectus, with the assumed public offering price of US$1.25 per share, would increase (decrease) the net proceeds to us from this offering by approximately US$12,500.

We plan to use (i) approximately 55.0% of the net proceeds for expanding our production capacity and increasing the number of our production lines, (ii) approximately 30.0% of the net proceeds for advertising and branding campaigns, and (iii) approximately 15.0% of the net proceeds for other general corporate purposes, including working capital, operating expenses, and capital expenditures.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

As an offshore holding company, we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries through loans or capital contributions, subject to applicable regulatory approvals. We currently cannot make loans or capital contributions to our PRC subsidiaries without first obtaining regulatory approvals, registration or filings, i.e., making a filing with the local branch of the MOFCOM, and registering with the local branch of the State Administration for Market Regulation, or SAMR, and the approval of and registration with a local bank authorized by the SAFE.. Although to the best of our knowledge there is no material regulatory obstacles for us to obtain such approvals, registration or filings, we cannot assure you that we will be able to obtain these approvals, registration or filings in a timely manner. See “Item 3. Key Information — D. Risk Factors—Risks Relating to Doing Business in China—PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from our offerings and/or other financing activities to make loans or additional capital contributions to our PRC operating subsidiaries” in our most recent annual report on Form 20-F for the fiscal year ended September 30, 2023.

DIVIDEND POLICY

We has not previously declared or paid any dividends and have no intention to declare or pay any dividends in the near future on our ordinary shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Our board of directors has complete discretion in deciding whether to distribute dividends. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

We are a holding company with no material operations of our own. We conduct our operations through our subsidiaries in China. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. As a result, our ability to pay dividends and to finance any debt we may incur depends upon dividends paid by our subsidiaries. If our existing subsidiaries or any newly formed subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023:

●	on an actual basis, as derived from our audited consolidated financial statements as of September 30, 2023, which are incorporated by reference into this prospectus; and

●	on an as adjusted basis to give further effect to the issuance and sale of 20,000,000 ordinary shares in this offering based on an assumed public offering price of US$1.25 per share, and after deducting the estimated offering expenses payable by us.

The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus.

	As of September 30, 2023
	Actual	Pro Forma As Adjusted
	US$	US$
Equity
Share capital US$0.01875 par value, 150,000,000 ordinary shares authorized; 3,645,974 ordinary shares outstanding (actual), 23,645,974 ordinary shares outstanding (as adjusted)	67,969	443,362
Additional paid-in capital	29,279,159	53,630,469
Statutory reserve	2,439,535	2,439,535
Retained earnings	10,159,304	10,159,304
Accumulated other comprehensive loss	(2,413,266)	(2,413,266)
Total equity	39,532,701	64,259,404
Total capitalization	39,532,701	64,259,404

(1)	The pro forma as adjusted information discussed above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

A US$1.00 increase (decrease) in the assumed public offering price of US$1.25 per ordinary share, would increase (decrease) the as adjusted amount of each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders’ equity and total capitalization by US$20,000,000, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated offering expenses payable by us.

We may also increase or decrease the number of ordinary shares we are offering. An increase (decrease) of 10,000 ordinary shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the as adjusted amount of each of cash, cash equivalents and short-term investments, additional paid-in capital, total stockholders’ equity and total capitalization by $12,500, assuming no change in the assumed public offering price per share and after deducting the estimated offering expenses payable by us. The as adjusted information above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

DILUTION

If you invest in our ordinary shares, your interest will be diluted for each ordinary share you purchase to the extent of the difference between the offering price per ordinary share and our net tangible book value per ordinary share after the offering. Dilution results from the fact that the offering price per ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares.

Our net tangible book value as of September 30, 2023 was approximately US$39.4 million, or US$10.80 per share. Net tangible book value per ordinary share represents the amount of total tangible assets, minus the amount of total liabilities, divided by the total number of ordinary shares outstanding. Our pro forma net tangible book value as of September 30, 2023 was US$64.1 million, or US$2.71 per share. Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of September 30, 2023, after giving effect to the pro forma adjustments described above. Dilution is determined by subtracting net tangible book value per ordinary share from the public offering price per ordinary share.

Without taking into account any other changes in such net tangible book value after September 30, 2023, other than to give effect to our issuance and sale of 20,000,000 ordinary shares offered in this offering at the offering price of US$1.25 per ordinary share, after deduction of the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately US$64,110,820, or US$2.71 per ordinary share, based on an assumed public offering price of US$1.25 per ordinary share, to existing shareholders and an immediate dilution in net tangible book value of US$8.09, or 74.9% per ordinary share, to purchasers of ordinary shares in this offering.

The following table illustrates the dilution at the public offering price per ordinary share.

Assumed public offering price per ordinary share	$1.25
Net tangible book value per ordinary share as of September 30, 2023	$10.80
Pro forma net tangible book value per ordinary share as adjusted to give effect to this offering	$2.71
Amount of dilution in net tangible book value per ordinary share to new investors in this offering	$8.09

The pro forma information discussed above is illustrative only and will change based on the actual public offering price and other terms of this offering determined at pricing. Each $1.00 increase (decrease) in the assumed public offering price of US$1.25 per ordinary share, would increase (decrease) the pro forma as adjusted net tangible book value per share after this offering by US$0.85 per ordinary share and the dilution to new investors purchasing ordinary shares in this offering by US$0.85 per ordinary share assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated offering expenses payable by us.

We may also increase or decrease the number of ordinary shares we are offering. An increase of 1,000,000 ordinary shares offered by us would decrease the pro forma as adjusted net tangible book value per share after this offering by $0.06 and increase the dilution per share to new investors participating in this offering by US$0.06, assuming no change in the assumed public offering price and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. A decrease of 1,000,000 ordinary shares offered by us would increase the as adjusted net tangible book value per share after this offering by US$0.07 and decrease the dilution per share to new investors participating in this offering by US$0.07 assuming no change in the assumed public offering price and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table summarizes, on a pro forma basis as of September 30, 2023, the differences between the existing shareholders and the new investors with respect to the number of ordinary shares purchased from us in this offering, the total consideration paid and the average price per ordinary share paid at the assumed public offering price of US$1.25 per ordinary share, before deducting estimated offering expenses.

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
					US$
Existing shareholders	3,645,974	15.4%	$29,347,128	54.0%	$8.05
New investors from public offering	20,000,000	84.6%	25,000,000	46.0%	1.25
Total	23,645,974	100.0%	$54,347,128	100.0%	$2.30

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each of our principal shareholders who beneficially own more than 5% of our total outstanding ordinary shares.

The calculations in the table below prior to this offering are based on 3,645,974 ordinary shares issued and outstanding as of the date of this prospectus.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Before this Offering			Ordinary Shares After this Offering*
	Number	Percentage of total Ordinary Shares	Percentage of aggregate voting power*	Number	Percentage of total Ordinary Shares	Percentage of aggregate voting power
Directors and Executive Officers†:
Gang Lai(1)	2,080,000	57.05%	57.05%	2,080,000	8.80%	8.80%
Lin Yang	—	—	—	—	—	—
Baochang Liu	—	—	—	—	—	—
Jiawen Pang	—	—	—	—	—	—
Yongping Yu	—	—	—	—	—	—
Ding Zheng	—	—	—	—	—	—
All Directors and Executive Officers as a Group	2,080,000	57.05%	57.05%	2,080,000

5% Shareholders:
Sununion Holding Group Limited(1)	2,080,000	57.05%	57.05%	2,080,000	8.80%	8.80%

Notes:

*	Based on an assumed offering amount of 20,000,000 ordinary shares.

†	Unless otherwise indicated, the business address of each of our directors and officers is 265 Jingjiu Avenue, Jinggangshan Economic and Technological Development Zone, Ji’an, Jiangxi, People’s Republic of China.

(1)	Represents 2,080,000 ordinary shares held by Sununion Holding Group Limited, a business company incorporated in the British Virgin Islands, which is owned as to 91.4% and controlled by Gang Lai. The registered address of Sununion Holding Group Limited is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands.

As of the date of this prospectus, approximately 42.95% of our issued and outstanding ordinary shares are held in the United States by one record holder (Cede and Company).

We are not aware of any other arrangement that may, at a subsequent date, result in a change of control of our Company.

DESCRIPTION OF SHARE CAPITAL

We are an exempted company incorporated and registered under the laws of the Cayman Islands and our affairs are governed by our amended and restated memorandum and articles of association, as amended and restated from time to time, and Companies Act (Revised) of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $3,125,000 divided into 150,000,000 ordinary shares, par value $0.01875 per share and 16,666,666.6666 preferred shares, par value $0.01875 per share. As of the date of this prospectus, there are 3,645,974 ordinary shares issued and outstanding.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of material provisions of our fourth amended and restated memorandum of association and our second amended and restated articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

General

All of our issued and outstanding ordinary shares are fully paid and non-assessable. Our ordinary shares are issued in registered form, and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our ordinary shares will not receive a certificate in respect of such ordinary shares. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their ordinary shares. We may not issue shares or warrants to bearer.

Our authorized share capital is $3,125,000 divided into 150,000,000 ordinary shares, par value $0.01875 per share and 16,666,666.6666 preferred shares, par value $0.01875 per share. Subject to the provisions of the Companies Act and our articles regarding redemption and purchase of the shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), grant options over or otherwise deal with any unissued shares to such persons, at such times and on such terms and conditions as they may decide. Such authority could be exercised by the directors to allot shares which carry rights and privileges that are preferential to the rights attaching to ordinary shares. No share may be issued at a discount except in accordance with the provisions of the Companies Act. The directors may refuse to accept any application for shares, and may accept any application in whole or in part, for any reason or for no reason.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles:

(a)	the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and

(b)	the Company’s shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors.

Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights

Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per ordinary share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

Variation of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Alteration of Share Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce its share capital in any way.

Calls on Shares and Forfeiture

Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may, at their discretion, waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 days of the date on which the notice is deemed to be given under the articles, such notice has not been complied with.

Unclaimed Dividend

A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the company.

Forfeiture or Surrender of Shares

If a shareholder fails to pay any capital call, the directors may give to such shareholder not less than 14 clear days’ notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The notice shall also state the place where payment is to be made and contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, but shall, notwithstanding such forfeiture, remain liable to pay to us all monies which at the date of forfeiture were payable by him to us in respect of the shares, together with all expenses and interest from the date of forfeiture or surrender until payment, but his liability shall cease if and when we receive payment in full of the unpaid amount. The directors, however, may waive payment wholly or in part.

A declaration, whether statutory or under oath, made by a director or the secretary shall be conclusive evidence that the person making the declaration is our director or secretary and that the particular shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the shares.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any share or capital contributed or such other amounts required by the Companies Act.

Redemption and Purchase of Own Shares

Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

Transfer of Shares

Provided that a transfer of ordinary shares complies with applicable rules of Nasdaq, a shareholder may transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

(a)	where the ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)	where the ordinary shares are nil or partly paid, or if otherwise required by the directors, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such ordinary share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the ordinary shares transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the ordinary shares purchased by investors in the public offering. The legal title to such ordinary shares and the registration details of those ordinary shares in the Company’s register of members will remain with Depository Trust Company (“DTC”). All market transactions with respect to those ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may, on 14 calendar days’ notice being given by advertisement in such one or more newspapers or by electronic means, be suspended and our register of members closed at such times and for such periods as our board of directors may from time to time determine. The registration of transfers, however, may not be suspended, and the register may not be closed, for more than 30 days in any year.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under the Companies Act to inspect or obtain copies of our register of members or our corporate records.

General Meetings

As a Cayman Islands exempted company, we are not obligated by the Companies Act to call shareholders’ annual general meetings; accordingly, we may, but shall not be obliged to, in each year hold a general meeting as an annual general meeting. Any annual general meeting held shall be held at such time and place as may be determined by our board of directors. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us.

At least 14 days’ notice of an extraordinary general meeting and 21 days’ notice of an annual general meeting shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days or to such other time or place as is determined by the directors.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for seven days or more, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Directors

We may by ordinary resolution, from time to time, fix the maximum and minimum number of directors to be appointed. Under the articles, we are required to have a minimum of one director and the maximum number of directors shall be unlimited.

A director may be appointed by ordinary resolution or by the directors. Any appointment may be to fill a vacancy or as an additional director.

Unless the remuneration of the directors is determined by the shareholders by ordinary resolution, the directors shall be entitled to such remuneration as the directors may determine.

The shareholding qualification for directors may be fixed by our shareholders by ordinary resolution and unless and until so fixed no share qualification shall be required.

Unless removed or re-appointed, each director shall be appointed for a term expiring at the next-following annual general meeting, if one is held. At any annual general meeting held, our directors will be elected by an ordinary resolution of our shareholders. At each annual general meeting, each director so elected shall hold office for a one-year term and until the election of their respective successors in office or removed.

A director may be removed by ordinary resolution.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to us.

Subject to the provisions of the articles, the office of a director may be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director;

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally;

(c)	he resigns his office by notice to us;

(d)	he only held office as a director for a fixed term and such term expires;

(e)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director;

(f)	he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director);

(g)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or

(h)	without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Powers and Duties of Directors

Subject to the provisions of the Companies Act and our memorandum and articles of association, our business shall be managed by the directors, who may exercise all our powers. No prior act of the directors shall be invalidated by any subsequent alteration of our memorandum or articles of association. To the extent allowed by the Companies Act, however, shareholders may by special resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

The directors may delegate any of their powers to any committee consisting of one or more persons who need not be shareholders and may include non-directors so long as the majority of those persons are directors; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the directors. Our board of directors have established an audit committee, compensation committee, and nomination and corporate governance committee.

The board of directors may establish any local or divisional board of directors or agency and delegate to it its powers and authorities (with power to sub-delegate) for managing any of our affairs whether in the Cayman Islands or elsewhere and may appoint any persons to be members of a local or divisional board of directors, or to be managers or agents, and may fix their remuneration.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, either generally or in respect of any specific matter, to be our agent with or without authority for that person to delegate all or any of that person’s powers.

The directors may from time to time and at any time by power of attorney or in any other manner they determine appoint any person, whether nominated directly or indirectly by the directors, to be our attorney or our authorized signatory and for such period and subject to such conditions as they may think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under the articles.

The board of directors may remove any person so appointed and may revoke or vary the delegation.

The directors may exercise all of our powers to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital or any part thereof, to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of ours or our parent undertaking (if any) or any subsidiary undertaking of us or of any third party.

A director shall not, as a director, vote in respect of any contract, transaction, arrangement or proposal in which he has an interest which (together with any interest of any person connected with him) is a material interest (otherwise than by virtue of his interests, direct or indirect, in shares or debentures or other securities of, or otherwise in or through, us) and if he shall do so his vote shall not be counted, nor in relation thereto shall he be counted in the quorum present at the meeting, but (in the absence of some other material interest than is mentioned below) none of these prohibitions shall apply to:

(a)	the giving of any security, guarantee or indemnity in respect of:

(i)	money lent or obligations incurred by him or by any other person for our benefit or any of our subsidiaries; or

(ii)	a debt or obligation of ours or any of our subsidiaries for which the director himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(b)	where we or any of our subsidiaries is offering securities in which offer the director is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which the director is to or may participate;

(c)	any contract, transaction, arrangement or proposal affecting any other body corporate in which he is interested, directly or indirectly and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he (together with persons connected with him) does not to his knowledge hold an interest representing one percent or more of any class of the equity share capital of such body corporate (or of any third body corporate through which his interest is derived) or of the voting rights available to shareholders of the relevant body corporate;

(d)	any act or thing done or to be done in respect of any arrangement for the benefit of the employees of us or any of our subsidiaries under which he is not accorded as a director any privilege or advantage not generally accorded to the employees to whom such arrangement relates; or

(e)	any matter connected with the purchase or maintenance for any director of insurance against any liability or (to the extent permitted by the Companies Act) indemnities in favor of directors, the funding of expenditure by one or more directors in defending proceedings against him or them or the doing of anything to enable such director or directors to avoid incurring such expenditure.

A director may, as a director, vote (and be counted in the quorum) in respect of any contract, transaction, arrangement or proposal in which he has an interest which is not a material interest or as described above.

Capitalization of Profits

The directors may resolve to capitalize:

(a)	any part of our profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of our share premium account or capital redemption reserve, if any.

The amount resolved to be capitalized must be appropriated to the shareholders who would have been entitled to it had it been distributed by way of dividend and in the same proportions.

Liquidation Rights

If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and

(b)	to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Register of Members

Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of our shareholders, a statement of the shares held by each shareholder, and of the amount paid or agreed to be considered as paid, on the shares of each shareholder;

●	the date on which the name of any person was entered on the register as a shareholder; and

●	the date on which any person ceased to be a shareholder.

Under the Companies Act, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Companies Act to have legal title to the shares as set against its name in the register of members.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a shareholder of our company, the person or shareholder aggrieved (or any shareholder of our company or our company itself) may apply to the Grand Court of the Cayman Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Preferred Shares

The directors are empowered to designate and issue from time to time one or more classes or series of preference shares. Before any preferred shares of any series are issued, the directors shall fix, by resolution or resolutions, the following provisions of such series:

(a)	the designation of such series and the number of preferred shares to constitute such series;

(b)	whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

(c)	the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class of shares or any other series of preferred shares;

(d)	whether the preferred shares or such series shall be subject to redemption by the Company, and, if so, the times, prices and other conditions of such redemption;

(e)	the amount or amounts payable upon preferred shares of such series upon, and the rights of the holders of such series in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Company;

(f)	whether the preferred shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

(g)	whether the preferred shares of such series shall be convertible into, or exchangeable for, shares of any other class of shares or any other series of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)	the limitations and restrictions, if any, to be effective while any preferred shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Company of, the existing shares or shares of any other class of shares or any other series of preferred shares;

(i)	the conditions or restrictions, if any, upon the creation of indebtedness of the Company or upon the issue of any additional shares, including additional shares of such series or of any other class of shares or any other series of preferred shares; and

(j)	any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions of any other class of shares or any other series of preferred shares.

Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

As of the date of this prospectus, no preferred shares are issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares in the United States is Transhare Corporation.

Listing

Our ordinary shares are listed on the Nasdaq under the symbols “UPC.”

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England, but does not follow many recent English law statutory enactments. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware. This discussion does not purport to be a complete statement of the rights of our shareholders under applicable law in the Cayman Islands and our amended and restated memorandum and articles of association nor the rights of holders of the common stock of a typical corporation under applicable Delaware law and a typical certificate of incorporation and bylaws.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a declaration as to the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provide the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number representing three-fourths in value of each class of shareholders and creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissenting minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90.0% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a tender offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court may be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) which permit a minority shareholder to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple (or special) majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self- dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. The Companies Act provides that the shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allows our shareholders holding in aggregate not less than 10% of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Other than this right to requisition a shareholders’ meeting, our amended and restated memorandum and articles of association does not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings not called by such shareholders. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our amended and restated memorandum and articles of association does not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our amended and restated memorandum and articles of association, directors may be removed with or without cause, by an ordinary resolution of our shareholders. A director shall hold office until the expiration of his or her term or his or her successor shall have been elected and qualified, or until his or her office is otherwise vacated. In addition, a director’s office shall be vacated if (a) he is prohibited by the law of the Cayman Islands from acting as a director; or (b) he is made bankrupt or makes an arrangement or composition with his creditors generally; or (c) he resigns his office by notice to the Company; or (d) he only held office as a director for a fixed term and such term expires; or (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director); or (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise; or (h) without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, the directors of the Company are required to comply with fiduciary duties which they owe to the Company under Cayman Islands laws, including the duty to ensure that any such transactions must be entered into bona fide in the best interests of the company, and are entered into for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our amended and restated memorandum and articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated memorandum and articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of not less than two-thirds of the issued shares of that class or with the sanction of a resolution passed at a separate meeting of the holders of the shares of that class by the holders of two-thirds of the issued shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our amended and restated memorandum and articles of association, our amended and restated memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Nonresident or Foreign Shareholders. There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of nonresident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, we are required to adopt and maintain anti-money laundering procedures and will require subscribers to provide information and evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a subscriber.

In the event of delay or failure on the part of the subscriber in producing any information or evidence required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a subscriber arising as a result of a refusal of, or delay in processing, an application from a subscriber if such information and documentation requested has not been provided by the subscriber in a timely manner.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Data Protection in the Cayman Islands—Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this Privacy Notice, "you" or "your" shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements, sanctions screening, maintaining statutory registers, and compliance with statutory information sharing requirements), (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any other specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in the Company or remain invested in the Company as it will affect the Company' ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website here: ombudsman.ky.

PLAN OF DISTRIBUTION

This is a self-underwritten offering. This prospectus is part of a registration statement that permits our chief executive officer, Mr. Gang Lai, to sell ordinary shares on behalf of the Company directly to the public, with no commission or other remuneration payable to him for any ordinary shares that are sold.

There are no plans or arrangements to enter into any contracts or agreements to sell the ordinary shares with a broker or dealer. Mr. Gang Lai, our chief executive officer, will sell the ordinary shares on behalf of the Company, and he intends to offer the shares to friends, family members and business acquaintances. In offering the securities on our behalf, Mr. Lai will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Mr. Gang Lai will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer.

●	Mr. Gang Lai is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

●	Mr. Gang Lai will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

●	Mr. Gang Lai is not, nor will he be at the time of his participation in the offering, an associated person of a broker- dealer; and

●	Mr. Gang Lai meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or each

o	primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

o	is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

o	has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) (a)(4)(iii).

Our officers, directors, control person and affiliates of same do not intend to purchase any ordinary shares in this offering.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPENSES

The following table sets forth the aggregate expenses in connection with this offering, all of which will be paid by us. All amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	US$	3,690
Accounting fees and expenses	US$	10,000
Legal fees and expenses	US$	250,000
Printing expenses	US$	5,000
Miscellaneous expenses	US$	5,000
Total	US$	273,690

LEGAL MATTERS

We are being represented by Hunter Taubman Fischer & Li LLC with respect to certain legal matters of U.S. federal securities and New York State law. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP. Legal matters as to PRC law will be passed upon for us by AllBright Law Offices (Fuzhou). Hunter Taubman Fischer & Li LLC may rely upon Ogier (Cayman) LLP with respect to matters governed by Cayman Islands law and AllBright Law Offices (Fuzhou) with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of Universe Pharmaceuticals INC and its subsidiaries as of September 30, 2023 and 2022 and for the years ended September 30, 2023, 2022 and 2011 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended September 30, 2023 have been so incorporated in reliance on the report of YCM CPA INC., an independent registered public accounting firm, given the authority of said firm as experts in auditing and accounting. The office of YCM CPA INC. is located at 2400 Barranca Pkwy, Suite 300, Irvine, CA 92606.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. Our SEC filings, including the registration statement, are also available to you on the SEC’s website at http://www.sec.gov. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

●	Our annual report on Form 20-F for the year ended September 30, 2023 filed with the SEC on January 30, 2024.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Universe Pharmaceuticals INC

Address: 265 Jingjiu Avenue, Jinggangshan Economic and Technological Development Zone

Ji’an, Jiangxi Province

People’s Republic of China

Attention: Lin Yang, Chief Financial Officer

You also may access the incorporated reports and other documents referenced above on our website at http://www.universe-pharmacy.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands, as an exempted company, in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.

Substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are residents or nationals of the PRC, including our chief executive officer and chairman of the board of directors, Mr. Gang Lai, our chief financial officer, Ms. Lin Yang, and our directors, Mr. Jiawen Pang, Mr. Yongping Yu and Mr. Ding Zheng, and all or a substantial portion of their assets are located in China. As a result, it may be difficult for a shareholder to effect service of process within the United States upon our directors and officers as they are residents of a foreign country, or to bring actions or enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc. as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us, judgments of courts of the United States obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States. The courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. Furthermore, it is uncertain that Cayman Islands courts would enforce: (1) judgments of U.S. courts obtained in actions against us or other persons that are predicated upon the civil liability provisions of the U.S. federal securities laws; or (2) original actions brought against us or other persons predicated upon the Securities Act. Ogier has informed us that there is uncertainty with regard to Cayman Islands law relating to whether a judgment obtained from the U.S. courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal, punitive in nature. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

AllBright Law Offices (Fuzhou), our counsel as to PRC law, has advised us that there is uncertainty as to whether the courts of China, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States so far as the liabilities imposed by those provisions are penal in nature; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have been advised by our PRC legal counsel, that there is uncertainty as to whether the courts of the PRC would enforce judgments of U.S. courts or Cayman courts obtained against us or these persons predicated upon the civil liability provisions of the U.S. federal and state securities laws or Cayman Island laws. AllBright Law Offices (Fuzhou) has further advised us that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

Up to 20,000,000 Ordinary Shares

Universe Pharmaceuticals INC

Prospectus

            , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against: (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

In addition, we have entered into an indemnification agreement with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our company.

Item 7. Recent Sales of Unregistered Securities.

None.

Item 8. Exhibits and Financial Statement Schedules.

Exhibit No.	Description
3.1	Fourth Amended and Restated Memorandum of Association and Second Amended and Restated Articles of Association of the Company, as currently effective (incorporated herein by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F for the year ended September 30, 2023)
5.1*	Opinion of Ogier (Cayman) LLP regarding the validity of the securities being registered
10.1*	Form of Subscription Agreement
10.2	Form of Employment Agreement by and between executive officers and the Registrant (incorporated by reference to Exhibit 10.1 of our Registration Statement on Form F-1 (file No. 333-248067), as amended, initially filed with the Securities and Exchange Commission on August 17, 2020)
10.3	Form of Indemnification Agreement with the Registrant’s directors and officers (incorporated by reference to Exhibit 10.2 of our Registration Statement on Form F-1 (file No. 333-248067), as amended, initially filed with the Securities and Exchange Commission on August 17, 2020)
10.4	Form of Sales and Distribution Agreement by and between Universe Trade and customers (incorporated by reference to Exhibit 10.7 of our Registration Statement on Form F-1 (file No. 333-248067), as amended, initially filed with the Securities and Exchange Commission on August 17, 2020)
10.5	English translation of the real estate property purchase agreement entered into by and between Jiangxi Universe and Jiangxi Yueshang Investment Co., Ltd., dated May 16, 2021 (incorporated by reference to Exhibit 4.13 of our annual report on Form 20-F (file No. 001-40231), filed with the Securities and Exchange Commission on January 31, 2022)
10.6	English translation of the construction agreement entered into by and between Jiangxi Universe and Jiangxi Chenyuan Construction Project Co., Ltd., dated June 25, 2021 (incorporated by reference to Exhibit 4.15 of our annual report on Form 20-F (file No. 001-40231), filed with the Securities and Exchange Commission on January 31, 2022)
10.7	English translation of the working capital loan contract entered into by and between Universe Trade and Jiangxi Liuling Rural Commercial Bank Co., Ltd., dated March 13, 2023 (incorporated herein by reference to Exhibit 4.6 to the Company’s Annual Report on Form 20-F for the year ended September 30, 2023)
10.8	English translation of the working capital loan contract entered into by and between Jiangxi Universe and Jiangxi Liuling Rural Commercial Bank Co., Ltd., dated June 15, 2023 (incorporated herein by reference to Exhibit 4.7 to the Company’s Annual Report on Form 20-F for the year ended September 30, 2023)
10.9	English translation of the working capital loan contract entered into by and between Jiangxi Universe and Bank of Communications, dated June 15, 2023 (incorporated herein by reference to Exhibit 4.8 to the Company’s Annual Report on Form 20-F for the year ended September 30, 2023)
10.10	English translation of the Letter of Intent on Transfer of Equity Interests in Yunnan Faxi Pharmaceuticals Co., Ltd., entered into by and among Jiangxi Universe, Xibo Liu, and Yunnan Faxi Pharmaceuticals Co., Ltd. dated September 26, 2022 (incorporated by reference to Exhibit 4.14 of our annual report on Form 20-F (file No. 001-40231), filed with the Securities and Exchange Commission on February 10, 2023)
10.11	English translation of the loan contract entered into by and between Jiangxi Universe and Bank of Beijing Co., Ltd., dated June 18, 2023 (incorporated herein by reference to Exhibit 4.10 to the Company’s Annual Report on Form 20-F for the year ended September 30, 2023)
10.12	English translation of the Corporate Loan Contract entered into by and between Jiangxi Universe and Jizhou Zhujiang Rural Bank Co., Ltd., dated May 5, 2023 (incorporated herein by reference to Exhibit 4.11 to the Company’s Annual Report on Form 20-F for the year ended September 30, 2023)
21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 8.1 of our annual report on Form 20-F (file No. 001-40231), filed with the Securities and Exchange Commission on January 31, 2022)
23.1*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.2	Consent of YCM CPA INC.
23.3*	Consent of AllBright Law Offices (Fuzhou)
24.1*	Power of Attorney (included on the signature page)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of our Registration Statement on Form F-1 (file No. 333-248067), as amended, initially filed with the Securities and Exchange Commission on August 17, 2020)
107*	Filing Fee Table

*	Previously filed

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ji’an, Jiangxi Province, China, on May 14, 2024.

Universe Pharmaceuticals INC

By:	/s/ Gang Lai
	Name:	Gang Lai
	Title:	Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on May 14, 2024.

Name	Title

/s/ Gang Lai	Chief Executive Officer and Chairman of the Board of Directors
Gang Lai	(Principal Executive Officer)

/s/ Lin Yang	Chief Financial Offer and Director
Lin Yang	(Principal Accounting Officer and Principal Financial Officer)

/s/ Jiawen Pang	Independent Director
Jiawen Pang

/s/ Jianlin Yu	Independent Director
Jianlin Yu

/s/ Ding Zheng	Independent Director
Ding Zheng

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Universe Pharmaceuticals INC, has signed this registration statement thereto in New York, NY on May 14, 2024.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice-President on behalf of Cogency Global Inc.